AMY L. CLAYTON

ATTORNEY AT LAW

1815 E. NORTH WOODSIDE DR. STE A

SALT LAKE CITY, UT 84121

TELEPHONE (801) 759-9141

FAX (801) 944-3575

E-MAIL: amyesq@comcast.net

March 30, 2005

Service Air Group Inc.

5455 Airport Road South

Richmond, BC, Canada V7B 1B5

Re:	Service Air Group Inc.’s Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as counsel for Service Air Group Inc., a New Jersey corporation (the “Company”), in connection with the preparation of the registration statement on Form SB-2 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offering of certain shares of the Company’s common stock by certain selling shareholders.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto dated March 30, 2005; (b) the Company’s Articles of Incorporation; (c) the Company’s Bylaws; (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on New Jersey general corporate law.

Service Air Group Inc.

March 30, 2005

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption “Interests of Named Experts and Counsel” in the Registration Statement.

Very truly yours,

/s/ Amy L. Clayton
Amy L. Clayton, Attorney